UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2024

METHODE ELECTRONICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33731	36-2090085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 West Bryn Mawr Avenue
Chicago, Illinois		60631-3518
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 867-6777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	MEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2024, Methode Electronics, Inc. (the “Company”) announced the appointment of Laura Kowalchik as the Company’s Chief Financial Officer, effective October 1, 2024. Ms. Kowalchik will replace David Rawden, who has served as Interim Chief Financial Officer since July 12, 2024.

Ms. Kowalchik, age 55, joins the Company from Communications & Power Industries (“CPI”), a global manufacturer of electronic components and subsystems primarily within the communications and defense markets, where she served as Chief Financial Officer. From November 2019 until she joined CPI in February 2023, Ms. Kowalchik served as the Chief Financial Officer of Dayco Incorporated, a global manufacturer and distributor of engine drive systems and aftermarket services for automotive, heavy-duty, and industrial markets. From December 2018 to July 2019, Ms. Kowalchik served as the Chief Financial Officer of Kenwal Steel Corp., a flat rolled steel service center primarily for the automotive industry. Ms. Kowalchik has a Bachelor of Science in Business Administration from the University of Richmond and a Master of Business Administration from Indiana University.

In connection with her appointment, the Company and Ms. Kowalchik entered into an Offer Letter, dated as of August 27, 2024 (the “Offer Letter”), outlining the terms of her employment and certain compensatory arrangements. Under the Offer Letter, Ms. Kowalchik will be entitled to receive the following compensation:

•
a base salary of $600,000 annually;
•
eligibility for an annual bonus with a target amount equal to 75% of her annual base salary, based on the metrics established by the Compensation Committee for other executive officers for the Company’s fiscal year ending May 3, 2025 (“fiscal 2025”), and with bonuses and target amounts for years after fiscal 2025 to be set by the Compensation Committee following consultation with the Chief Executive Officer;
•
an annual long-term incentive plan award valued at $1,000,000,beginning with fiscal 2025, 50% of which shall be time-vested restricted stock units vesting one-third on each of the first, second and third annual anniversaries of Ms. Kowalchik’s start date and 50% of which shall be performance-based restricted stock units vesting based on total shareholder return in the period from April 29, 2024 to April 30, 2027, and in subsequent years based on performance goals designed by the Compensation Committee following consultation with the Chief Executive Officer;
•
a sign-on bonus consisting of (a) a restricted stock unit grant valued at $600,000, using the market price of the Company’s common stock on Ms. Kowalchik’s first day of employment, vesting one-third as of the first three anniversary dates of the award date, and (b) cash in the amount of $390,000 in order to compensate Ms. Kowalchik for certain forfeited bonus amounts at, and reimburse her for certain repayment obligations to, her former employer, which amounts will be repaid to the Company in the event of Ms. Kowalchik voluntarily terminates her employment with the Company within one year;
•
certain relocation and personal travel expenses; and
•
participation in Company benefit plans as made available to similarly situated employees.

Upon commencement of her employment, Ms. Kowalchik will also enter into a change of control agreement, on similar terms to those entered into with other executive officers, under which she would be eligible to receive two times her annual salary and target bonus in the event that she is terminated without cause within 24 months after a change of control of Methode, or if she resigns for good reason (as defined in that agreement) during the same period. Ms. Kowalchik would also be eligible under the same circumstances for Company-paid COBRA coverage (or cash in lieu thereof if COBRA is no longer available) for 24 months or, if earlier, the date she becomes eligible for coverage under another employer’s group health plan.

Upon commencement of her employment, Ms. Kowalchik will also enter into a severance agreement, on similar terms to those entered into with our Chief Executive Officer, providing that in the event her employment with the Company were to be terminated without cause, except under circumstances that would entitle her to a payment under her change of control agreement, she would be entitled to receive a severance payment equal to the sum of (i) her annualized salary in effect at the time of the termination plus (ii) her target bonus amount for the fiscal year in which the termination occurs, paid over a one-year period. In addition, Ms. Kowalchik would be entitled under the same circumstances to (a) Company-paid COBRA coverage for up to 12 months or, if earlier, the date she becomes eligible for coverage under another employer’s group health plan, and (b) an additional one-year credit for vesting on outstanding equity awards. In each case, the Company’s payment obligations would be contingent upon Ms. Kowalchik executing a general release and complying with any non-disclosure, non-solicitation, non-competition or similar obligations.

The foregoing description of the Offer Letter is a summary of the terms contained therein and is qualified in its entirety by reference to the terms of the Offer Letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no other understandings or arrangements between Ms. Kowalchik and any other person pursuant to which Ms. Kowalchik was appointed to serve as the Company’s Chief Financial Officer. There are no existing relationships between Ms. Kowalchik and any person that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationships that would require disclosure under Item 401(d) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

d)
Exhibits:

Exhibit Number	Description
10.1	Offer Letter dated August 27, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Methode Electronics, Inc.

Date:	August 28, 2024	By:	/s/ David Rawden
David Rawden Interim Chief Financial Officer